Exhibit 99.2
REVOCABLE PROXY
CITIZENS BANCORP, INC.
SPECIAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     The undersigned hereby appoint(s)                      and                      and each or any of them, as the true and lawful attorney-in-fact and proxy of the undersigned, with full power of substitution and revocation, to represent and to vote all shares of common stock of Citizens Bancorp, Inc. (the “Company”), which the undersigned is entitled to vote at the Special Meeting of its shareholders to be held at                     at ___.m. on                     ,                      ___, 2007 and at any adjournment or postponement thereof, with all powers the undersigned would possess if personally present, as follows:
     1. Proposal to adopt and approve the Agreement and Plan of Merger, dated as of December 21, 2006, by and between the Company and Citizens & Northern Corporation (“Citizens & Northern”) and the consummation of the transactions contemplated thereby, which provides, among other things, for the merger of the Company with and into Citizens & Northern upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger.

FOR	AGAINST	ABSTAIN

     2. Proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Agreement and Plan of Merger.

FOR	AGAINST	ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES
     When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER BETWEEN THE COMPANY AND CITIZENS & NORTHERN CORPORATION DATED AS OF DECEMBER 21, 2006 AND “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES ON THE PROPOSAL TO APPROVE THE AGREEMENT. IF ANY OTHER MATTER PROPERLY COMES BEFORE THE SPECIAL MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS APPOINTED AS PROXIES. Shareholders of record who plan to attend the Special Meeting may revoke their proxy by notifying the Secretary of the Company of the shareholder’s decision to terminate this proxy and casting their vote in person. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth in the Notice of Special Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken at the Special Meeting.
     The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus with respect thereto and hereby revoke(s) any proxy or proxies heretofore given.

DATED , 2007
(Signature)
(Signature)
Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Persons signing as executors, administrators, trustees, corporate officers, or in other representative capacities should so indicate. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.